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                                                                  Exhibit 10.1


                            FOURTH AMENDMENT TO THE
             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                           OF GREAT LAKES REIT, L.P.


     This Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P., a Delaware limited partnership (the "Partnership"), is made and entered into as of the 23rd day of December, 1998 by Great Lakes REIT, a Maryland real estate investment trust ("GLREIT").

                                   RECITALS:

     WHEREAS, GLREIT is the sole general partner of the Partnership, the business and affairs of which are conducted in accordance with the terms and conditions of the Agreement of Limited Partnership of the Partnership dated September 27, 1996, as amended and restated by the Amended and Restated Agreement of Limited Partnership dated as of December 19, 1996 and as further amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership dated February 6, 1997, the Second Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership dated February 10, 1997 and the Third Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership dated May 22, 1998 (collectively, the "Partnership Agreement"); and

     WHEREAS, Sections 4.2(c) and 13.1(b)(iii) of the Partnership Agreement expressly provide that the General Partner shall amend the Partnership Agreement to set forth the designations, rights, powers and duties, and preferences of the Preferred Units in one or more Preferred Unit Designations without the consent of the Limited Partners; and

     WHEREAS, the Partnership Agreement provides that a holder of such Preferred Units shall have such rights to the allocations of Profits and Losses as specified in Article VI of the Partnership Agreement and to distributions pursuant to Section 5.1 of the Partnership Agreement;

     WHEREAS, in connection with GLREIT's issuance and sale on the date hereof of 1,500,000 9 3/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share ("Series A Preferred Shares"), and GLREIT's contribution to the Partnership of the Required Funds obtained from the issuance and sale of the Series A Preferred Shares, the Partnership hereby assumes the expenses (including the applicable underwriter discounts) incurred by GLREIT in connection with raising such Required Funds and issues to GLREIT Preferred Units to reflect GLREIT's contribution of such funds, which Preferred Units have the economic rights, including, distribution, redemption and conversion rights and sinking funds provisions, set forth herein; and

     WHEREAS, GLREIT, as the sole general partner of the Partnership, desires to amend the Partnership Agreement to reflect the issuance of the Series A Preferred Units and to set forth the applicable designation, rights, powers, duties and preferences thereof;

     NOW THEREFORE, the Partnership Agreement shall be amended as follows:

     1. A series of Preferred Units, designated the 9 3/4% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units"), is hereby established. The number of authorized Series A Preferred Units is 1,500,000.

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     2.   The Required Funds obtained from the sale of the Series A Preferred
          Shares shall be contributed to the Partnership as Contributed Funds.

     3. The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to all classes or series of Partnership Units, and to all Units issued by the Partnership ranking junior to such Series A Preferred Units; (b) on a parity with all other Units issued by the Partnership, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Units; and (c) junior to all Units issued by the Partnership, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Units.

     4. DISTRIBUTIONS. Section 5.1 of the Partnership agreement is hereby amended to incorporate the following distribution provisions relating to the Series A Preferred Units:

          a. Holders of the then outstanding Series A Preferred Units shall be entitled to receive, when and as authorized by the General Partner, out of Available Cash Flow, cumulative preferential cash distributions at the rate of 9 3/4% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.4375 per Series A Preferred Unit). Such distributions shall be cumulative from the first date on which any Series A Preferred Units are issued and shall be payable quarterly in arrears on or before March 1, June 1, September 1 and December 1 of each year or, if not a business day, the next succeeding business day (each, a "Series A Partnership Distribution Payment Date"). The first distribution, which will be paid on March 1, 1999, will cover the period from the date of issuance of the Series A Preferred Units to March 1, 1999. Such distribution and any distribution payable on the Series A Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Series A Partnership Distribution Payment Date falls or on such other date designated by the General Partner as the record date for the payment of distributions on the Series A Preferred Shares that is not more than 30 nor less than 10 days prior to such Partnership Distribution Payment Date (each, a "Series A Partnership Record Date").

          b. No distributions on Series A Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.


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          c.   Notwithstanding the foregoing, distributions on the Series A
               Preferred Units shall accrue whether or not the terms and provisions set forth in Paragraph 4.b. hereof at any time prohibit the current payment of distributions, whether or not the Partnership has Available Cash Flow, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Partnership Distribution Payment Date on which they first become payable.

          d. Except as provided in Paragraph 4.e. below, no distributions will be declared or paid or set apart for payment on any Partnership Units or any other series of Preferred Units ranking, as to distributions, on a parity with or junior to the Series A Preferred Units (other than a distribution in the Partnership Units or in any other class of Units ranking junior to the Series A Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Units for all past distribution periods and the then current distribution period.

          e. When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series A Preferred Units, all distributions declared upon the Series A Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series A Preferred Units shall be declared pro rata so that the amount of distributions declared per Series A Preferred Units and such other series of Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Units and such other series of Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units that may be in arrears.

          f. Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Units or other Units ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made, upon the Partnership Units or any other Units of the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any Partnership


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               Units, or any other Units of the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Partnership (except by conversion into or exchange for other Units of the Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation)

          g. Holders of the Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or shares in excess of full cumulative distributions on the Series A Preferred Units as described above. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares that remains payable.

     5.   LIQUIDATION PREFERENCE.

          a. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Units then outstanding are entitled to be paid out of the assets of the Partnership legally available for distribution to its unitholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Partnership Units or any other class or series of Units of the Partnership that ranks junior to the Series A Preferred Units as to liquidation rights.

          b. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Units and the corresponding amounts payable on all shares of other classes or series of Units of the Partnership ranking on a parity with the Series A Preferred Units in the distribution of assets, then the holders of the Series A Preferred Units and all other such classes or series of Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          c. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

          d. Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units (other than the General


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               Partner) at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

          e. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of units of the Partnership or otherwise, is permitted under Delaware law, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series A Preferred Units will not be added to the Partnership's total liabilities.

     6.   REDEMPTION.

          a. RIGHT OF OPTIONAL REDEMPTION. The Series A Preferred Units are not redeemable prior to December 16, 2003. On and after December 16, 2003, the Partnership, at its option and upon not less than 30 nor more than 60 days written notice, may redeem the Series A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per Series A Preferred Unit, plus all accrued and unpaid distributions thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional units) or by any other equitable method determined by the Partnership.

          b.   LIMITATIONS ON REDEMPTION.

               i. The redemption price of the Series A Preferred Units (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the contribution to the Partnership by GLREIT of the sale proceeds of other shares of beneficial interest of GLREIT, which may include other series of Preferred Shares, and from no other source. For purposes of the preceding sentence, "shares of beneficial interest" means any equity securities (including Common Shares and Preferred Shares), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible


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                    into or exchangeable for equity securities) or options to
                    purchase any of the foregoing.

               ii. Unless full cumulative distributions on all Series A Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Units shall be redeemed unless all outstanding Series A Preferred Units are simultaneously redeemed, and the Partnership shall not redeem any Series A Preferred Units (except by exchange for Units of the Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation); PROVIDED, HOWEVER, that the foregoing will not prevent the redemption of Series A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Units.

          c. RIGHTS TO DISTRIBUTIONS ON SHARES CALLED FOR REDEMPTION. Immediately prior to any redemption of Series A Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Series A Partnership Record Date and prior to the corresponding Series A Partnership Distribution Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Series A Partnership Record Date shall be entitled to the distribution payable on such shares on the corresponding Series A Partnership Distribution Payment Date notwithstanding the redemption of such shares before such Series A Partnership Distribution Payment Date. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units that are redeemed.

          d.   PROCEDURES FOR REDEMPTION.

               i. Notice of redemption will be mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units (other than the General Partner) to be redeemed at their respective addresses as they appear on the unit transfer records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom notice was defective or not given.

               ii. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Units to be


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                    redeemed; (D) the place or places where the Series A
                    Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the units to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Units held by such holder to be redeemed.

               iii. If notice of redemption of any Series A Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of any Series A Preferred Units so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series A Preferred Units, such Series A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price. Holders of Series A Preferred Units to be redeemed shall surrender such Series A Preferred Units at the place designated in such notice and, upon surrender in accordance with said notice of the certificates evidencing Series A Preferred Units so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require and the notice shall so state), such Series A Preferred Units shall be redeemed by the Partnership at the redemption price plus any accrued and unpaid distributions payable upon such redemption. In case less than all the Series A Preferred Units evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing any unredeemed Series A Preferred Units without cost to the holder thereof.

               iv. The deposit of funds with a bank or trust corporation for the purpose of redeeming Series A Preferred Units shall be irrevocable except that:

                    (A) the Partnership shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (B) any balance of monies so deposited by the Partnership and unclaimed by the holders of the Series A Preferred Units entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Partnership, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Partnership shall look


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                         only to the Partnership for payment without interest
                         or other earnings.

     7. The Series A Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.

     8. Except as set forth above, no other provision of the Partnership Agreement shall be affected, amended or modified except to the extent necessary to conform to the above amendment. Unless defined herein, all capitalized terms used herein shall have the definitions provided to such terms in the Partnership Agreement.

     9. The foregoing amendment has been approved by GLREIT, in its capacity as the General Partner of the Partnership without the consent of the Limited Partners, in accordance with the provisions of Section 13.1 of the Partnership Agreement.

                           [Signature Page Follows]


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     IN WITNESS WHEREOF, GLREIT has executed this Fourth Amendment to the
Partnership Agreement as of the date first above written.

                                        GREAT LAKES REIT



                                        By: /s/   James Hicks
                                           ------------------------------------
                                           Name:  James Hicks
                                           Title: Senior Vice President



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